                                                                      EXHIBIT 21


                     SUBSIDIARIES OF TIME WARNER TELECOM LLC

Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of Time Warner Telecom LLC as of April 1999. Certain subsidiaries which when considered in the aggregate would not constitute a significant subsidiary are omitted from the list below.


                                              State or Other
                                              Jurisdiction of
                                              Incorporation or
                                              Organization of
Subsidiary                                       Formation       D/B/As
----------                                    ----------------   ------
Time Warner Telecom Inc.                      Delaware

Time Warner Telecom Holdings Inc.             Delaware

Time Warner Telecom of California, L.P.       Delaware           Time Warner Telecom (CA)

MetroComm AxS, L.P.                           Delaware

Time Warner Telecom of Florida, L.P.          Delaware           Time Warner Telecom

Time Warner Telecom-NY, L.P.                  Delaware           Time Warner Telecom (NY)

Time Warner AxS of New Jersey, L.P.           Delaware

Time Warner Telecom Holdings II LLC           Delaware

Time Warner Telecom General Partnership       Delaware

Time Warner Telecom of Texas, L.P.            Delaware

Time Warner Telecom of Hawaii, L.P.           Delaware           Oceanic Communications (HI)
                                                                 Time Warner Telecom (HI)

Time Warner Telecom of Indiana, L.P.          Delaware           Time Warner Telecom (IN)



                                              State or Other
                                              Jurisdiction of
                                              Incorporation or
                                              Organization of
Subsidiary                                       Formation       D/B/As
----------                                    ----------------   ------

Time Warner Telecom of Wisconsin, L.P.        Delaware           Time Warner Communications of
                                                                 Milwaukee, Limited Partnership
                                                                  (WI)
                                                                 Time Warner Telecom (WI)

Time Warner Telecom of North Carolina, L.P.   Delaware           Time Warner Telecom (NC)

Time Warner Telecom of Ohio, L.P.             Delaware

Time Warner Telecom of the Mid-South, L.P.    Delaware           Time Warner Telecom (MS)
                                                                 Time Warner Telecom (TN)

Internet Connect, Inc.                        Wisconsin
